Exhibit 99.1

Wayfair Announces Second Quarter 2018 Results
Q2 Direct Retail Net Revenue Growth of 49% Year over Year to $1.6 billion
12.8 million Active Customers, up 34% Year over Year

BOSTON, MA — August 2, 2018 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its second quarter ended June 30, 2018.
Second Quarter 2018 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair’s sites, increased $538.5 million to $1.6 billion, up 48.8% year over year

•	Gross profit was $385.0 million or 23.3% of total net revenue

•	GAAP net loss was $100.7 million

•	Adjusted EBITDA was $(34.8) million or (2.1)% of total net revenue

•	GAAP basic and diluted net loss per share was $1.13

•	Non-GAAP diluted net loss per share was $0.77

•	Non-GAAP free cash flow was $(7.5) million

•	At the end of the second quarter, cash, cash equivalents, and short-term and long-term investments totaled $585.2 million
"We are pleased to report a record second quarter and our largest yet year-over-year dollar growth in Direct Retail net revenue. This recent quarter included our biggest revenue day in the history of the company as we introduced Way Day, the first-ever retail holiday for home," said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "Our long-term investments in further developing our logistics networks, international business, and in scaling headcount to improve our product and service offerings are resonating strongly with new and returning customers. By focusing on bringing customers the best possible experience in shopping for the home, from the home, we are leading the way in our category. We are delighted with the progress that we are making and the way in which we are positioned to keep taking market share as dollars shift online."
Other Second Quarter Highlights

•	The number of active customers in our Direct Retail business reached 12.8 million as of June 30, 2018, an increase of 34.0% year over year

•	LTM net revenue per active customer was $440 as of June 30, 2018, an increase of 9.5% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.82 for the second quarter of 2018, compared to 1.74 for the second quarter of 2017

•	Repeat customers placed 66.0% of total orders in the second quarter of 2018, compared to 61.3% in the second quarter of 2017

•	Repeat customers placed 4.3 million orders in the second quarter of 2018, an increase of 62.3% year over year

•	Orders delivered in the second quarter of 2018 were 6.5 million, an increase of 50.8% year over year

•	Average order value was $254 for the second quarter of 2018, compared to $258 in the second quarter of 2017

•	In the second quarter of 2018, 49.2% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 44.1% in the second quarter of 2017
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its second quarter 2018 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 6854609. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 10 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.
The Wayfair family of sites includes:

•	Wayfair - Everything home for every budget

•	Joss & Main - Affordable discoveries for gorgeous living

•	AllModern - Unbelievable prices on everything modern

•	Birch Lane - Home of classic designs and fresh finds

•	Perigold - The widest-ever selection of premium home
Wayfair generated $5.7 billion in net revenue for the twelve months ended June 30, 2018. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 9,700 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Joe Wilson
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found under Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s subsequent filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. We believe that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to our GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA
Net loss	$(100,734)	$(38,875)	$(208,509)	$(95,414)
Depreciation and amortization	28,920	19,323	54,882	39,675
Equity based compensation and related taxes	31,610	15,983	58,757	30,941
Interest expense, net	5,796	1,550	11,203	1,849
Other (income), net	(666)	(451)	(1,607)	(627)
Provision for income taxes	265	224	505	434
Adjusted EBITDA	$(34,809)	$(2,246)	$(84,769)	$(23,142)

Net revenue	$1,655,256	$1,122,856	$3,059,525	$2,083,681
Adjusted EBITDA Margin	(2.1)%	(0.2)%	(2.8)%	(1.1)%
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Segment Adjusted EBITDA
U.S.	$7,200	$20,425	$(738)	$24,153
International	(42,009)	(22,671)	(84,031)	(47,295)
Adjusted EBITDA	$(34,809)	$(2,246)	$(84,769)	$(23,142)

A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net loss	$(100,734)	$(38,875)	$(208,509)	$(95,414)
Equity based compensation and related taxes	31,610	15,983	58,757	30,941
Provision for income taxes	265	224	505	434
Non-GAAP net loss	$(68,859)	$(22,668)	$(149,247)	$(64,039)
Non-GAAP net loss per share, basic and diluted	$(0.77)	$(0.26)	$(1.68)	$(0.74)
Weighted average common shares outstanding, basic and diluted	89,158	86,714	88,814	86,374
The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$47,604	$18,101	$34,527	$(27,997)
Purchase of property and equipment	(39,730)	(33,596)	(61,093)	(45,548)
Site and software development costs	(15,419)	(11,730)	(28,573)	(22,650)
Free cash flow	$(7,545)	$(27,225)	$(55,139)	$(96,195)
Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Consolidated Financial Metrics
Net Revenue	$1,655,256	$1,122,856	$3,059,525	$2,083,681
Adjusted EBITDA	$(34,809)	$(2,246)	$(84,769)	$(23,142)
Free cash flow	$(7,545)	$(27,225)	$(55,139)	$(96,195)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$1,640,921	$1,102,461	$3,029,811	$2,042,813
Active Customers	12,792	9,547	12,792	9,547
LTM Net Revenue per Active Customer	$440	$402	$440	$402
Orders Delivered	6,452	4,278	12,340	8,490
Average Order Value	$254	$258	$246	$241
The following table presents Direct Retail and Other net revenues attributable to the Company’s reportable segments for the periods presented (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
U.S. Direct Retail	$1,397,009	$976,673	$2,583,214	$1,814,229
U.S. Other	14,335	20,395	29,714	40,868
U.S. segment net revenue	1,411,344	997,068	2,612,928	1,855,097
International Direct Retail	243,912	125,788	446,597	228,584
International segment net revenue	243,912	125,788	446,597	228,584
Total net revenue	$1,655,256	$1,122,856	$3,059,525	$2,083,681

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$529,452	$558,960
Short-term investments	45,934	61,032
Accounts receivable, net of allowance of $6,711 and $7,000 at June 30, 2018 and December 31, 2017, respectively	34,823	37,948
Inventories	30,710	28,042
Prepaid expenses and other current assets	153,042	130,838
Total current assets	793,961	816,820
Property and equipment, net	468,422	361,141
Goodwill and intangible assets, net	2,918	3,105
Long-term investments	9,767	21,561
Other noncurrent assets	12,200	10,776
Total assets	$1,287,268	$1,213,403
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$543,596	$440,366
Accrued expenses	129,458	120,247
Deferred revenue	121,618	94,116
Other current liabilities	95,626	85,026
Total current liabilities	890,298	739,755
Lease financing obligation, net of current portion	141,025	82,580
Long-term debt	342,281	332,905
Other liabilities	109,142	106,492
Total liabilities	1,482,746	1,261,732

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2018 and December 31, 2017	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 59,315,145 and 57,398,983 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	59	57
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 30,161,725 and 30,809,627 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	30	31
Additional paid-in capital	593,460	537,212
Accumulated deficit	(787,118)	(583,266)
Accumulated other comprehensive (loss)	(1,909)	(2,363)
Total stockholders’ equity	(195,478)	(48,329)
Total liabilities and stockholders’ equity	$1,287,268	$1,213,403

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net revenue	$1,655,256	$1,122,856	$3,059,525	$2,083,681
Cost of goods sold (1)	1,270,249	853,390	2,350,694	1,577,332
Gross profit	385,007	269,466	708,831	506,349
Operating expenses:
Customer service and merchant fees (1)	61,792	39,125	115,676	74,183
Advertising	177,582	124,241	339,228	242,506
Selling, operations, technology, general and administrative (1)	240,972	143,652	452,335	283,418
Total operating expenses	480,346	307,018	907,239	600,107
Loss from operations	(95,339)	(37,552)	(198,408)	(93,758)
Interest expense, net	(5,796)	(1,550)	(11,203)	(1,849)
Other income, net	666	451	1,607	627
Loss before income taxes	(100,469)	(38,651)	(208,004)	(94,980)
Provision for income taxes	265	224	505	434
Net loss	$(100,734)	$(38,875)	$(208,509)	$(95,414)
Net loss per share, basic and diluted	$(1.13)	$(0.45)	$(2.35)	$(1.10)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	89,158	86,714	88,814	86,374

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$637	$205	$1,202	$350
Customer service and merchant fees	1,133	586	2,103	1,230
Selling, operations, technology, general and administrative	29,840	15,192	55,452	29,361
	$31,610	$15,983	$58,757	$30,941

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(208,509)	$(95,414)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	54,882	39,675
Equity based compensation	54,213	28,462
Amortization of discount and issuance costs on convertible notes	9,353	—
Other non-cash adjustments	133	868
Changes in operating assets and liabilities:
Accounts receivable	3,058	(4,723)
Inventories	(2,741)	3,949
Prepaid expenses and other current assets	(22,354)	(31,220)
Accounts payable and accrued expenses	95,743	(137)
Deferred revenue and other liabilities	52,211	30,660
Other assets	(1,462)	(117)
Net cash provided by (used in) operating activities	34,527	(27,997)

Cash flows from investing activities
Purchase of short-term and long-term investments	—	(25,334)
Sale and maturities of short-term investments	26,646	46,035
Purchase of property and equipment	(61,093)	(45,548)
Site and software development costs	(28,573)	(22,650)
Other investing activities	(267)	—
Net cash used in investing activities	(63,287)	(47,497)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(635)	(1,252)
Net proceeds from exercise of stock options	74	162
Net cash used in financing activities	(561)	(1,090)
Effect of exchange rate changes on cash and cash equivalents	(187)	554
Net decrease in cash and cash equivalents	(29,508)	(76,030)

Cash and cash equivalents
Beginning of period	558,960	279,840
End of period	$529,452	$203,810